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                            DATA RETURN CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 9, 2002


     The undersigned shareholder of Data Return Corporation (the "Company") hereby appoints Stuart A. Walker and Mark C. Gunnin, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of Data Return Corporation to be held on Wednesday, January 9, 2002, at 10:00 a.m., local time, at the Marriott Hotel, 223 West Las Colinas Boulevard, Irving, Texas, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.




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                                                           Please mark     /X/
                                                           your vote as
                                                           indicated in
                                                           this sample

1. To adopt and approve the Agreement and Plan of Merger, dated November 1, 2001, by and among divine, inc., TD Acquisition Corp. and the Company, and the merger of TD Acquisition Corp. with and into the Company as a result of which the Company will survive as a wholly-owned subsidiary of divine.

                    FOR            AGAINST             ABSTAIN
                    / /              / /                 / /

2. To transact such other business as may properly come before the meeting, including any motion to adjourn to a later time to permit further solicitation of proxies, if necessary to establish a quorum or to obtain additional votes in favor of the proposed transaction, or any adjournment or postponement thereof.

                    FOR            AGAINST             ABSTAIN
                    / /              / /                 / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS ABOVE AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SUCH PROPOSALS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the proxy statement furnished herewith.


                              Dated:                                      ,
                                    --------------------------------------  ----


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                              Shareholder's Signature


                              --------------------------------------------------
                              Shareholder's Signature


                              Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

                              PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.